Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Stemcentrx 2011 Equity Incentive Plan of our reports dated February 19, 2016, with respect to the consolidated financial statements of AbbVie Inc. and subsidiaries and the effectiveness of internal control over financial reporting of AbbVie Inc. and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Chicago, Illinois

June 15, 2016